UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2006 (April 19, 2006)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9590 Foothill Boulevard, Rancho Cucamonga, California	91730
(Address of principal executive offices)	(Zip Code)

(909) 987-0177
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry into a Material Definitive Agreement.

On April 19, 2006, Vineyard National Bancorp (the "Company"), its wholly-owned subsidiary, Vineyard Bank (the "Bank"), and Rancho Bank ("Rancho") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which, among other things, Rancho will be merged with the Bank, with the Bank as the surviving entity (the "Merger").  The Merger is described in more detail below, with such description qualified in its entirety by the full text of the Agreement, a copy of which is filed with this report as Exhibit 2.1 and is incorporated by reference herein.

Under the terms and conditions of the Agreement, which has been unanimously approved by the Board of Directors of each of the Company and Rancho, at the effective time and as a result of the Merger (the "Effective Time"), the Company will acquire all of the outstanding common stock of Rancho.  Each Rancho shareholder will be entitled to receive cash consideration of $38.50 for each share of Rancho common stock held immediately prior to the Effective Time.   Each holder of a Rancho stock option will be entitled to receive the excess of cash consideration of $38.50 over the per share exercise price of the Rancho stock option, multiplied by the number of shares of Rancho common stock covered by such Rancho stock option.

Consummation of the Merger is subject to certain conditions, including, among others (i) approval of Rancho's shareholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) the receipt of certain regulatory approvals and (iv) the accuracy of representations and warranties made by the Company, the Bank, or Rancho, as applicable. The Agreement contains certain termination rights for the Company, the Bank and Rancho.

Other than the Agreement, there is no material relationship between the Company or its affiliates and Rancho.

Item	7.01. Regulation FD Disclosure

On April 20, 2006, the Company issued a joint press release with Rancho, announcing that it had entered into the Agreement described in Item 1.01 and announcing the Company's upcoming webcast and conference call.  A copy of the press release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibits are included with this Report:

    Exhibit 2.1      Agreement and Plan of Reorganization dated April 19, 2006, among the Company, the Bank, and Rancho.
    Exhibit 99.1    Joint press release announcing the signing of the Agreement and Plan of Reorganization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: April 20, 2006	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer